UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	1-7933	98-1539969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street Dublin 1, Ireland D01 K0Y8
(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 266 6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 4.000% Senior Notes due 2023	AON23	New York Stock Exchange
Guarantees of Aon plc’s 3.500% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.85% Senior Notes due 2027	AON27	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.05% Senior Notes due 2031	AON31	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.60 Senior Notes due 2031	AON31/A	New York Stock Exchange
Guarantees of Aon plc’s 4.250% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.450% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.600% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.750% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.90% Senior Notes due 2051	AON51	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 3.90% Senior Notes due 2052	AON52	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2022, Aon Corporation, an indirect, wholly owned subsidiary of Aon plc, and Christa Davies entered into an amendment (the “Davies Amendment”) to the international assignment letter agreement dated July 1, 2016 between Aon Corporation and Ms. Davies (the “Davies International Assignment Letter”). The Davies Amendment extends the term of the Davies International Assignment Letter, which was set to expire on June 30, 2022, to expire on June 30, 2023.

On June 21, 2022, Aon Corporation and Gregory C. Case entered into an amendment (the “Case Amendment”) to the international assignment letter agreement dated July 1, 2016 between Aon Corporation and Mr. Case (the “Case International Assignment Letter”). The Case Amendment extends the term of the Case International Assignment Letter, which was set to expire on June 30, 2022, to expire on June 30, 2023.

The foregoing summaries are qualified in their entirety by reference to the Davies Amendment and the Case Amendment, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual General Meeting of Shareholders (the “Annual Meeting”) on June 17, 2022. A total of 193,856,072 Class A Ordinary shares, or 91.15%, of the total shares entitled to vote, were represented at the Annual Meeting in person or by proxy.

Shareholders voted on the following five proposals at the Annual Meeting, all of which are described in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”), and cast their votes as described below:

1.	The election of 11 nominees to serve as directors. All of the nominees were elected.

Nominee	For	Against	Abstain	Broker Non-Votes
Lester B. Knight	155,770,668	25,072,045	72,615	12,940,744
Gregory C. Case	177,020,053	3,825,597	69,678	12,940,744
Jin-Yong Cai	178,939,805	1,889,487	86,036	12,940,744
Jeffrey C. Campbell	173,514,445	7,314,876	86,007	12,940,744
Fulvio Conti	167,848,745	12,994,053	72,530	12,940,744
Cheryl A. Francis	175,960,660	4,884,749	69,919	12,940,744
J. Michael Losh	160,393,600	20,449,026	72,702	12,940,744
Richard C. Notebaert	160,815,804	20,026,562	72,962	12,940,744
Gloria Santona	165,060,849	15,782,913	71,566	12,940,744
Byron O. Spruell	176,953,801	3,872,121	89,406	12,940,744
Carolyn Y. Woo	166,476,401	14,368,449	70,478	12,940,744

2.	An advisory vote to approve executive compensation. This advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
166,320,525	13,699,464	895,339	12,940,744

3.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. This ordinary resolution was approved.

For	Against	Abstain
180,712,322	13,070,379	73,371

4.

The re-appointment of Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law to hold office from the conclusion of the Annual Meeting until the conclusion of the next annual general meeting. This ordinary resolution was approved.

For	Against	Abstain
180,992,733	12,779,494	83,845

5.

The authorization of the Company’s Board of Directors or the Audit Committee to determine the remuneration of Ernst & Young Chartered Accountants as the Company’s statutory auditors. This ordinary resolution was approved.

For	Against	Abstain
189,966,128	3,803,395	86,549

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment to International Assignment Letter, dated June 21, 2022, between Aon Corporation and Christa Davies.

10.2	Amendment to International Assignment Letter, dated June 21, 2022, between Aon Corporation and Greg Case.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2022	AON PLC

	By:	/s/ Julie Cho
Julie Cho
Assistant Company Secretary